UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2022

DOCGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39618	85-2515483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 West 35th Street, Floor 6, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(844) 443-6246

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DCGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2022 (the “Closing Date”), DocGo Inc. (the “Corporation”) entered into a credit agreement (the “Credit Agreement”) together with each lender party thereto (collectively, the “Lenders”), and Citibank, N.A., as administrative agent (in such capacity, the “Agent”).

The Credit Agreement provides for a revolving credit facility in the initial aggregate principal amount of $90 million (the “Revolving Facility”). The Revolving Facility includes the ability for the Corporation to request an increase to the commitments under the Revolving Facility by an additional aggregate principal amount of up to $50 million, though no Lender (nor the Lenders collectively) is obligated to increase their respective commitments under the Revolving Facility upon such a request. The Revolving Facility remained undrawn as of the Closing Date.

A summary of the other material terms of the Credit Agreement are set forth below.

Interest Rate and Fees

Borrowings under the Revolving Facility bear interest at a per annum rate equal to: (i) at the Corporation’s option, the (x) the base rate or (y) the adjusted term SOFR rate, plus (ii) the applicable margin. The applicable margins are based on the Corporation’s consolidated net leverage ratio (the “Consolidated Net Leverage Ratio”), adjusted on a quarterly basis. The initial applicable margins are 1.25% for an adjusted term SOFR loan and 0.25% for a base rate loan, and will be updated based on the Consolidated Net Leverage Ratio reported in the first compliance certificate (“Compliance Certificate”) to be delivered 45 days after the fiscal quarter ended September 30, 2022.

The Corporation is required to pay a commitment fee to the Lenders under the Revolving Facility in respect of any unutilized commitments thereunder. The commitment fee is based on the Corporation’s Consolidated Net Leverage Ratio. The initial commitment fee is 0.200% and will be updated based on delivery of the first Compliance Certificate.

Maturity

The Revolving Facility matures on the five-year anniversary of the Closing Date.

Prepayments

The Corporation may voluntarily repay outstanding loans and terminate commitments under the Revolving Facility at any time without premium or penalty.

Guarantees; Security

The Corporation’s obligations under the Revolving Facility are guaranteed by the Corporation’s subsidiaries (the “Subsidiary Guarantors”), subject to certain customary exceptions and limitations. The Revolving Facility is secured by a first-priority lien on substantially all of the Corporation’s and the Subsidiary Guarantors’ present and future personal assets and intangible assets and the outstanding capital stock of the Corporation’s subsidiaries owned by the Corporation or any Subsidiary Guarantor, in each case, subject to certain customary exceptions and limitations.

Certain Covenants and Events of Default

The Credit Agreement contains a number of significant affirmative and negative covenants. Such covenants, among other things, restrict, subject to certain exceptions, the ability of the Corporation and its subsidiaries to:

●	incur or guarantee additional indebtedness;

●	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

●	make certain investments;

●	incur certain liens;

●	enter into transactions with affiliates;

●	merge or consolidate; and

●	transfer or sell assets.

The Credit Agreement requires the Corporation to also maintain the following financial covenants:

●	maintain a consolidated interest coverage ratio for the immediately preceding four fiscal quarters ending as of the last day of each fiscal quarter (each such period, a “Measurement Period”) of at least 3.50 to 1; and

●	maintain a Consolidated Net Leverage Ratio as of the last day of each Measurement Period of not more than 3.25 to 1.00, or, in certain instances and subject to certain conditions, not more than 3.75 to 1.00.

For purposes of determining the Corporation’s compliance with the foregoing financial covenants and the applicable interest rate and commitment fee in respect of the Revolving Facility, the consolidated interest coverage ratio metric and the Consolidated Net Leverage Ratio metric (including, in each case, any component thereof) are each calculated as set forth in the Credit Agreement.

The Credit Agreement also contains customary events of default, and if an event of default occurs and continues, the Corporation is subject to certain actions by the Agent, including, without limitation, the acceleration of repayment of all amounts outstanding under the Credit Agreement and the foreclosure of Agent’s lien on the assets of the Corporation and the Subsidiary Guarantors and the exercise by Agent of other customary secured creditor rights.

The foregoing description of the Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the Credit Agreement filed as Exhibit 10.1 to this report and is incorporated into this Item 1.01 as if fully set forth herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On November 2, 2022, the Company issued a press release announcing the Company’s entry into the Credit Agreement. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated November 1, 2022, among DocGo Inc., the lender parties thereto, and Citibank, N.A., as administrative agent.
99.1	Press Release dated November 2, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCGO INC.

	By:	/s/ Andre Oberholzer
	Name:	Andre Oberholzer
	Title:	Chief Financial Officer

Date: November 2, 2022

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